Exhibit 5.1

                                 October 9, 2001


EDT Learning, Inc.
2999 N. 44th Street, Suite 650
Phoenix, Arizona 85018-7273

     Re:  Registration Statement on Form S-8 of EDT Learning, Inc.

Gentlemen:

     We are acting as counsel for EDT Learning, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 1,500,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), which shares are issuable upon the grant of restricted stock awards ("Restricted Stock Awards") or the exercise of options ("Options") granted or to be granted from time to time to eligible persons, pursuant to the provisions of the Company's 1997 Stock Compensation Plan (the "Plan"). A Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission on or about the date hereof.

     In reaching the conclusions expressed in this opinion we have examined and relied upon such documents, corporate records, and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary to reach the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity, accuracy, and completeness of all documents submitted to us as originals, and the conformity to original documents of all copies submitted to us.

     Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that the Shares, when issued by the Company in accordance with the terms of the Plan, the Options and the Restricted Stock Awards for consideration having a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.

     We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ Jackson Walker L.L.P.